UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2016

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2016, U.S. Silica Holdings, Inc. issued a press release providing information regarding earnings for the quarter and year ended December 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

The information, including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control Severance Plan

On February 18, 2016, the Board of Directors of U.S. Silica Holdings, Inc. (the “Board”) adopted and approved a Change in Control Severance Plan (the “CIC Plan”), as part of its ongoing review of the Company’s executive compensation program. Executives selected by the Compensation Committee of the Board will be eligible to participate in the CIC Plan (each selected individual, a “Participant”), which includes each of our named executive officers. Capitalized terms used in the description of the CIC Plan below that are not otherwise defined have the meanings ascribed to them in the CIC Plan.

The CIC Plan provides certain benefits if a Participant experiences a separation from service as a result of an involuntary termination of employment without Cause or resignation for Good Reason, in either case within 24 months immediately following a Change in Control of the Company. If such events occur and a Participant has signed a general release of claims in favor of the Company, the CIC Plan provides the following benefits to such Participant:

•	a lump sum payment equal to 1.5 times the sum of (i) the Participant’s base salary as of the termination date (or, if greater, salary in effect on the first occurrence of the Change in Control) and (ii) the Participant’s target annual cash bonus for the year in which the termination occurs (or, if greater, in effect as of the occurrence of the Change in Control);

•	a prorated annual bonus that the Participant would have earned for the entire fiscal year in which the termination of employment occurs at target level based on the number of days the Participant was employed during the year; and

•	continuation of group health insurance coverage for the Participant and the Participant’s eligible dependents pursuant to COBRA during the 18 month period following the Participant’s termination of employment.

If a Participant has a separate agreement with U.S. Silica that provides for specific severance and benefits in connection with a termination of employment following a Change in Control, the payments and benefits provided by the CIC Plan will be reduced by the payments and benefits under the individual severance agreement.

If the severance payments under the CIC Plan would trigger an excise tax under Sections 280G and 4999 of the Internal Revenue Code, the severance payments would be reduced to a level at which the excise tax is not triggered, unless the Participant would receive a greater amount without such reduction after taking into account the excise tax and other federal and state taxes.

The foregoing description of the CIC Plan does not purport to be complete and is qualified in its entirety by reference to the CIC Plan, a copy of which is attached hereto and filed herewith as Exhibit 10.1.

Amendment to CEO Employment Agreement

The Board also approved an amendment to the employment agreement of the Company’s Chief Executive Officer, Bryan Shinn (the “CEO Agreement Amendment”), to align the severance and benefits to which Mr. Shinn would be entitled in the event of his involuntary termination of employment without Cause or resignation for Good Reason, in either case within 24 months immediately following a Change in Control of the Company, with the severance and benefits payable under the CIC Plan with the exception that his severance payment will be equal to two (2) times the sum of (i) his base salary as of the termination date (or, if greater, salary in effect on the first occurrence of the Change in Control) and (ii) his target annual cash bonus for the year in which the termination occurs (or, if greater, in effect as of the occurrence of the Change in Control).

Capitalized terms used in the description of the CEO Agreement Amendment above that are not otherwise defined have the meanings ascribed to them in the CEO Agreement Amendment. The foregoing description of the CEO Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the CEO Agreement Amendment, a copy of which is attached hereto and filed herewith as Exhibit 10.2.

Omnibus Amendment to Award Agreements

The Board and Compensation Committee also approved an omnibus amendment to outstanding stock option agreements, restricted stock unit agreements and performance share unit agreements granted under the Company’s 2011 Incentive Compensation Plan, as amended and restated, to executives of the Company.

The omnibus amendment aligns treatment of equity awards in the event of an executive’s separation from service as a result of a resignation for Good Reason following a Change in Control of the Company with the existing treatment of equity awards in the event of an executive’s separation from service as a result of an involuntary termination of employment without Cause following a Change in Control. Pursuant to the omnibus amendment, all stock options and restricted stock units held by an executive will vest in full and all performance share units held by an executive officer will vest based on target level of performance in the event of an executive’s separation from service as a result of a resignation for Good Reason following a Change in Control of the Company. Vested stock options will remain exercisable for a period of three years following an executive’s termination.

Capitalized terms used in the description of the omnibus amendment above that are not otherwise defined have the meanings ascribed to them in the omnibus amendment. The foregoing description of the omnibus amendment does not purport to be complete and is qualified in its entirety by reference to the Omnibus Amendment to Award Agreements under U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan, a copy of which is attached hereto and filed herewith as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Change in Control Severance Plan of U.S. Silica Holdings, Inc.

10.2	Amendment to Employment Agreement by and between U.S. Silica Holdings, Inc. and Bryan Shinn

10.3	Omnibus Amendment to Award Agreements

99.1	U.S. Silica Holdings, Inc. press release dated February 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2016

U.S. SILICA HOLDINGS, INC.

/s/ Christine Marshall
Christine Marshall
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change in Control Severance Plan of U.S. Silica Holdings, Inc.

10.2	Amendment to Employment Agreement by and between U.S. Silica Holdings, Inc. and Bryan Shinn

10.3	Omnibus Amendment to Award Agreements

99.1	U.S. Silica Holdings, Inc. press release dated February 23, 2016